UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

Foot Locker, Inc.
(Exact Name of Registrant as Specified in its Charter)

New York	1-10299	13-3513936
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

112 West 34th Street, New York, New York	10120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-720-3700

Former Name/Address

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of
Certain Officers

     (e) On June 30, 2009, the Company entered into a new employment agreement (the “2009 Agreement”) with Ronald J. Halls, as President and Chief Executive Officer of Foot Locker, Inc. – International, effective July 1, 2009. A copy of Mr. Halls’s employment agreement is attached hereto as Exhibit 10.1, and the description of the employment agreement herein is qualified in its entirety by reference to the agreement.

               (i) Under the 2009 Agreement, the term of Mr. Halls’s employment was extended to June 30, 2011. The term will automatically be extended for additional one-year terms unless either party provides notice of non-renewal by October 31, 2010 for the initial term and by October 31 of any year thereafter with regard to renewal terms. Mr. Halls will receive a base salary of not less than $750,000 annually.

               (ii) During the employment term, Mr. Halls will be entitled to participate in all bonus, incentive and equity plans maintained by the Company for senior executives, and he will be eligible to participate in all employee benefit plans and arrangements in effect on July 1, 2009 and any benefit plan or arrangement made available in the future to comparably situated executives.

               (iii) Within 30 days of July 1, 2009, Mr. Halls will be granted (i) 50,000 shares of restricted stock, which shall vest 25,000 shares on June 30, 2010 and 25,000 shares on June 30, 2011, subject to Mr. Halls’s continued employment and (ii) an option to purchase 50,000 shares of the Company’s common stock at the fair market value on the date of grant, such option to vest in two equal annual installments on June 30, 2010 and June 30, 2011, subject to Mr. Halls’s continued employment.

               (iv) If the Company terminates Mr. Halls’s employment for death, disability or Cause, the Company would have no further liability or obligation to him except to pay his base salary through the termination date, and he would receive the benefits, if any, and have the same rights afforded by the Company under its then-existing policies to employees who are terminated for death, disability or cause or under the specific terms of any benefit plan. If Mr. Halls’s employment is terminated by the Company Without Cause or if he terminates his employment for Good Reason, then the Company would pay a Severance Benefit to Mr. Halls’s in an amount not less than 52 weeks’ salary. Following a Change in Control, if Mr. Halls’s employment is terminated by the Company Without Cause or by him for Good Reason, the minimum Severance Benefit payable to him would be three times his annual salary.

               (v) Mr. Halls’s agreement provides that he may not compete with the Company or solicit the Company’s employees for two years following the termination of his employment agreement.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

10.1 Employment Agreement with Ronald J. Halls

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.
(Registrant)

Date: July 1, 2009	By: /s/ Gary M. Bahler
Senior Vice President, General Counsel
and Secretary